UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2025

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania 17703-0967
(Address of principal executive offices. Including Zip Code)

(570) 322-1111 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on July [25], 2025 (the “Closing Date”) of the previously announced merger between Northwest Bancshares, Inc., a Maryland corporation (“Northwest”), and Penns Woods Bancorp, Inc., a Pennsylvania corporation (“Penns Woods”), pursuant to the Agreement and Plan of Merger, dated as of December 16, 2024 (the “Merger Agreement”), by and between Northwest and Penns Woods.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Penns Woods merged with and into Northwest (the “Merger”), with Northwest continuing as the surviving corporation in the Merger (the “Surviving Entity”). Immediately following the effective time of the Merger (the “Effective Time”), each of Penns Woods’ wholly owned banking subsidiaries, Jersey Shore State Bank and Luzerne Bank, merged with and into Northwest’s wholly owned banking subsidiary,Northwest Bank (collectively, the “Bank Mergers”), with Northwest Bank continuing as the surviving bank in the Bank Mergers.

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, $5.55 par value, of Penns Woods (“Penns Woods Common Stock”) issued and outstanding immediately prior to the Effective Time, was converted into the right to receive 2.385 shares (the “Exchange Ratio,” and such shares, the “Merger Consideration”) of common stock, $0.01 par value, of Northwest (“Northwest Common Stock”). Each holder of Penns Woods Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Northwest Common Stock (after taking into account all shares held by such holder) will instead receive cash in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, all options outstanding under the Penns Woods equity incentive plan (each, a “Penns Woods Option”) shall, immediately prior to the Effective Time, vest in full and cease to represent an option to purchase shares of Penns Woods common stock. At the Effective Time, the vested Penns Woods Options will convert automatically by virtue of the Merger into the right to receive an amount of cash equal to the product of (A) the average closing-sale prices of Northwest Common Stock on the Nasdaq Global Select Market® as published in The Wall Street Journal for the five (5) consecutive full trading days ending on the trading day preceding the Effective Date multiplied by 2.385, less the current exercise price per share of the respective Penns Woods Option, as adjusted pursuant to the terms of the Merger Agreement; and (B) the number of shares of Penns Woods Common Stock underlying such Penns Woods Option.

The foregoing description of the Merger, the Bank Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 20.6 million shares of Northwest Common Stock.

The information set forth in the Introduction is incorporated herein by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2025, the NASDAQ was notified that the Merger and the Bank Mergers would be effective as of July 25, 2025, and it was requested that the NASDAQ (1) suspend trading of Penns Woods Common Stock, (2) withdraw Penns Woods Common Stock from listing on the NASDAQ at the close of trading on July 25, 2025, and (3) file with the Securities and Exchange Commission (the “SEC”) a notification of delisting of Penns Woods Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).As a result, Penns Woods Common Stock will no longer be listed on the NASDAQ.

In furtherance of the foregoing,Northwest, as successor to Penns Woods, intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of Penns Woods Common Stock under Section 12(g) of the Exchange Act, and the corresponding immediate suspension of Penns Woods’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to Penns Woods as it no longer exists as a separate legal entity as a result of the Merger.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modifications to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each holder of Penns Woods Common Stock immediately prior to the Effective Time ceased to have any rights with respect thereto, except the right to receive the consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As set forth in Item 2.01 of this Current Report on Form 8-K, pursuant to the Merger Agreement, at the Effective Time, Penns Woods was merged with and into Northwest, with Northwest surviving the Merger.

The information set forth in the Introduction and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement as described in Item 2.01, Penns Woods’ directors and executive officers ceased serving as directors and executive officers of Penns Woods and its subsidiary banks.

In addition, as of the Effective Time and in accordance with the Merger Agreement, Richard A. Grafmyre, who was, immediately prior to the Effective Time, Penns Woods’ Chief Executive Officer and a member of the board of directors of Penns Woods, was appointed to the board of directors of Northwest, subject to Northwest’s standard corporate governance practices and standard director evaluation process.

Item 5.03. Amendments to Articles of Incorporation.

At the Effective Time, the Articles of Incorporation, as amended, of Penns Woods and the Bylaws of Penns Woods ceased to be in effect by operation of law and the organizational documents of Northwest (as successor to Penns Woods by operation of law) remained the Articles of Incorporation of and the Amended and Restated Bylaws of Northwest, in each case as in effect as of immediately prior to the Effective Time. The foregoing references to the Articles of Incorporation of and the Amended and Restated Bylaws of Northwest are not complete and are qualified in their entirety by reference to the complete text of the the Articles of Incorporation of and the Amended and Restated Bylaws of Northwest, which are incorporated by reference as Exhibits 3.1, 3.2 and 3.3 hereto and are incorporated herein by reference.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Copies of the Articles of Incorporation of Northwest are included as Exhibit 3.1, and copies of the Amended and Restated Bylaws of Northwest are included as Exhibit 3.2 hereto, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 16, 2024, as amended, by and between Northwest Bancshares, Inc. And Penns Woods Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on December 20, 2024).*
3.1	Articles of Incorporation of Northwest Bancshares, Inc. (incorporationed by reference to Exhibit 3.1 to Northwest’s Registration Statement on Form S-1 (File No. 333-161805) filed on September 9, 2009).
3.2	Amendment to Articles of Incorporation of Northwest Bancshares, Inc. (incorporationed by reference to Exhibit 3.2 to Amendment No. 2 to Northwest’s Registration Statement on Form S-1 (File No. 333-161805) filed on November 4, 2009).
3.3	Amended and Restated Bylaws of Northwest Bancshares, Inc. (incorporationed by reference to Exhibit 3.3 to Northwest’s Annual Report on Form 10-K for the year ended December 31, 2024 (File No. 001-34582) filed on February 25, 2025).
104	Cover Page Interactive Data File (formatted as inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities ExchangeAct of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BANCSHARES, INC.,
As successor by merger to PENNS WOODS BANCORP, INC.

	By:	/s/ Douglas M. Schosser
	Name:	Douglas M. Schosser
	Title:	Chief Financial Officer

Date:July 28, 2025